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For Immediate Release

Peak Resorts Reports Results for Second Quarter FY2017

Wildwood, Missouri, Dec. 8, 2016 – Peak Resorts, Inc. (NASDAQ: SKIS), a leading owner and operator of high-quality, individually branded ski resorts in the U.S., today reported results for its second quarter and six months ended October 31, 2016 of fiscal 2017.

Second Quarter 2017 (includes Hunter Mountain in the three and six months ended October 31, 2016):

•	Revenue was $8.5 million, compared to $6.2 million for the second quarter of fiscal 2016.
•	Resort operating expenses were up $2.2 million over the second quarter of fiscal 2016.
•	Net loss was $8.0 million, or $0.57 per share.
•	Reported EBITDA* was ($6.9) million.

* See Definitions of Non-GAAP Financial Measures

Timothy D. Boyd, president and chief executive officer, commented, “The company’s overall financial performance year to date is in line with our expectations, as the summer and fall seasons at our resorts are traditionally the time when we are gearing up for the winter ski season and only a handful of our resorts have regular off-season activities such as the zip line at Attitash or other seasonal outdoor events.

“We are very pleased with the recently announced successful completion of our $20 million cumulative convertible preferred stock private placement with CAP 1 LLC, an affiliate of Summer Road LLC, which closed subsequent to the quarter. This action significantly strengthens our balance sheet and provides funding for continued growth and general corporate purposes as we continue to anticipate the release of funds related to our United States Citizenship and Immigration Services EB-5 program at Mount Snow.”

Continued Boyd, “As we finalize preparations for the ski season we are very excited to report that, as of last weekend,  four of our resorts were open including Mount Snow, Hunter Mountain, Wildcat and Big Boulder. The 2016/2017 ski season also marks the first full season with Hunter Mountain and the new multi-resort Peak Pass as parts of our portfolio. Offering our customers new resort properties, amenities and products that will enhance their skiing experience are continued areas of focus for our organization.”

(dollars in thousands except per share data)	Three months ended October 31,		Six months ended October 31,
	2016	2015	2016	2015

Revenues	$8,475	$6,155	$15,601	$11,587
Loss from operations	$(10,136)	$(8,875)	$(20,253)	$(17,838)
Net Loss	$(7,982)	$(6,888)	$(15,886)	$(13,967)
Loss per share (basic and diluted)	$(0.57)	$(0.49)	$(1.13)	$(1.00)
Weighted average shares outstanding	13,982	13,982	13,982	13,982
Reported EBITDA	$(6,920)	$(6,410)	$(13,820)	$(12,925)

*  See below for Definitions of Non-GAAP Measures

Second Quarter FY2017 Resort Operating Results

Peak Resorts, Inc.Page 2 of 6

Stephen J. Mueller, Peak Resorts’ chief financial officer, noted, “During the second quarter, we practiced general belt-tightening measures across our resorts to increase our overall operating efficiency, and these efforts were able to partially offset the increase in expenses primarily driven by the inclusion of Hunter Mountain in the Peak Resorts portfolio.”

(dollars in thousands)	Three months ended October 31,		Six months ended October 31,
	2016	2015	2016	2015

Revenues
Food and beverage	$2,728	$1,619	$5,215	$2,941
Hotel/lodging	$2,052	$1,314	$3,860	$2,774
Retail	$273	$297	$422	$456
Summer activities	$2,727	$2,381	$4,748	$4,304
Other	$695	$544	$1,356	$1,112
Total	$8,475	$6,155	$15,601	$11,587

(dollars in thousands)	Three months ended October 31,		Six months ended October 31,
	2016	2015	2016	2015

Resort operating expenses
Labor and labor related expenses	$7,810	$6,322	$15,517	$12,553
Retail and food and beverage cost of sales	$912	$751	$1,673	$1,267
Power and utilities	$843	$664	$1,431	$1,247
Other	$3,450	$3,046	$6,158	$5,923
Total	$13,015	$10,783	$24,779	$20,990

“Our stated goal of increasing revenue per skier is expected to be positively impacted in the 2016/2017 ski season by modest price increases, anticipated operating efficiencies and skier amenities. A great example of this is the new lodge at our Mad River property in Ohio that will provide skiers with a 46,000 square foot structure that boasts a new loft area, live music stage, slope-side deck with impressive view of the mountain, and dining capacity for more than 1,000 skiers and snowboarders,” added Mueller.

Financial Position

Mueller continued, “During the quarter, we received funding from short term borrowings including $2.75 million from our total $20 million line of credit with Royal Banks and a $5.5 million bridge loan with EPR. After the quarter ended, we completed our $20 million cumulative convertible preferred stock offering, and paid off the $5.5 million bridge loan with EPR.  We believe we now have a long-term solid financial foundation to drive organic growth across our resort portfolio and that we are also well positioned to take advantage of opportunistic and strategic acquisition opportunities.”

Boyd concluded, “We remain committed to providing value for our shareholders, and we see the 2016/2017 season as the catalyst that will drive our future performance. As we continue to reiterate, our Board anticipates revisiting the ability to issue a dividend once the EB-5 funds are released from escrow and financial covenants are met.”

Richard K. Deutsch, vice president, business and real estate development, and president of Mt. Snow, Ltd., added, “Although the United States Citizenship and Immigration Services  approved our EB-5 program earlier this year, we are still waiting for the first Petition to be approved. The program remains fully subscribed and we anticipate that the escrowed funds will be released once the first Petition is approved. We look forward to moving the Mount Snow projects forward and further investing in this keystone property in our portfolio.”

Peak Resorts, Inc.Page 3 of 6

Quarterly Investor Call and Webcast

Peak Resorts will hold its second quarter investor conference call/webcast on Thursday, December 8, 2016, at 11 a.m. ET.

The call/webcast will be available via:

Webcast:ir.peakresorts.com on the Events page

Conference Call:877-292-0959 (domestic) or 412-542-4158 (international)

A replay will be available on the Peak Resorts investor relations website (ir.peakresorts.com) after the call concludes.

Definitions of Non-GAAP Financial Measures

Reported EBITDA is not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”). The company defines reported EBITDA as net income before interest, income taxes, depreciation and amortization, gain on sale/leaseback, investment income, other income or expense and other non-recurring items. The following table includes a reconciliation of reported EBITDA to the GAAP related measure of net loss:

(dollars in thousands)	Three months ended October 31,		Six months ended October 31,
	2016	2015	2016	2015
Net earnings (loss)	$(7,982)	$(6,888)	$(15,886)	$(13,967)
Income tax expense (benefit)	$(5,226)	$(4,459)	$(10,402)	$(8,979)
Interest expense, net	$3,156	$2,557	$6,204	$5,278
Depreciation and amortization	$3,216	$2,465	$6,433	$4,913
Investment income	$(1)	$(2)	$(3)	$(4)
Gain on sale/leaseback	$(83)	$(83)	$(166)	$(166)
Reported EBITDA	$(6,920)	$(6,410)	$(13,820)	$(12,925)

We have chosen to specifically include reported EBITDA as a measurement of our results of operations because we consider this measurement to be a significant indication of our financial performance and available capital resources. Because of large depreciation and other charges relating to our ski resorts, it is difficult for management to fully and accurately evaluate our financial results and available capital resources using net income. Management believes that by providing investors with reported EBITDA, investors will have a clearer understanding of our financial performance and cash flow because reported EBITDA: (i) is widely used in the ski industry to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary by company primarily based upon the structure or existence of their financing; (ii) helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from our operating structure; and (iii) is used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for planning.

Reported EBITDA is not a measure of performance defined by GAAP. Items excluded from reported EBITDA are significant components in understanding and assessing financial performance or liquidity. Reported EBITDA should not be considered in isolation or as alternative to, or substitute for, the GAAP related measure of net income, net change in cash and cash equivalents or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because reported EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, reported EBITDA as presented may not be comparable to other similarly titled measures of other companies.

About Peak Resorts

Headquartered in Missouri, Peak Resorts, Inc. is a leading owner and operator of high-quality, individually branded ski resorts in the U.S. The company now operates 14 ski resorts primarily located in the Northeast and Midwest, 13 of which are company owned, including Hunter Mountain, the Catskills’ premier winter resort destination.

Peak Resorts, Inc.Page 4 of 6

The majority of the resorts are located within 100 miles of major metropolitan markets, including New York, Boston, Philadelphia, Cleveland and St. Louis, enabling day and overnight drive accessibility. The resorts under the company’s umbrella offer a breadth of activities, services and amenities, including skiing, snowboarding, terrain parks, tubing, dining, lodging, equipment rentals and sales, ski and snowboard instruction and mountain biking and other summer activities. To learn more, visit the company’s website at ir.PeakResorts.com, or follow Peak Resorts on Facebook (https://www.facebook.com/skipeakresorts) for resort updates.

Forward-Looking Statements

This news release contains forward-looking statements including statements regarding the future outlook and performance of Peak Resorts, Inc., and other statements based on current management expectations, estimates and projections. These statements are subject to a variety of risks and uncertainties, are not guarantees and are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, without limitation, those discussed under the caption “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended April 30, 2016, filed with the Securities and Exchange Commission, and as updated from time to time in the company’s filings with the SEC.  The forward-looking statements included in this news release are only made as of the date of this release, and Peak Resorts disclaims any obligation to publicly update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Peak Resorts, Inc.Page 5 of 6

Consolidated Income Statements

(in thousands, except share and per share data)

	(Unaudited)		(Unaudited)
	Three months ended October 31,		Six months ended October 31,
	2016	2015	2016	2015

Revenues	$8,475	$6,155	$15,601	$11,587

Costs and Expenses
Resort operating expenses	13,015	10,783	24,779	20,990
Depreciation and amortization	3,216	2,465	6,433	4,913
General and administrative expenses	1,517	1,029	2,889	1,965
Land and building rent	326	338	653	676
Real estate and other taxes	537	415	1,100	881
	18,611	15,030	35,854	29,425

Loss from Operations	(10,136)	(8,875)	(20,253)	(17,838)

Other Income (Expense)
Interest, net of interest capitalized of $398 and $782 in 2016 and $91 and $196 in 2015, respectively	(3,156)	(2,557)	(6,204)	(5,278)
Gain on sale/leaseback	83	83	166	166
Investment income	1	2	3	4
	(3,072)	(2,472)	(6,035)	(5,108)

Loss before Income Tax Benefit	(13,208)	(11,347)	(26,288)	(22,946)
Income Tax Benefit	(5,226)	(4,459)	(10,402)	(8,979)
Net Loss	$(7,982)	$(6,888)	$(15,886)	$(13,967)

Basic and diluted loss per share	$(0.57)	$(0.49)	$(1.13)	$(1.00)

Cash dividends declared per common share	$-	$0.1375	$-	$0.2750

Peak Resorts, Inc.Page 6 of 6

Consolidated Balance Sheets

(dollars in thousands, except share and per share data)

	(Unaudited)
	October 31,	April 30,
	2016	2016
Assets
Current assets
Cash and cash equivalents	$3,732	$5,396
Restricted cash balances	54,461	61,099
Income tax receivable	10,402	-
Accounts receivable	1,184	4,772
Inventory	3,510	2,730
Deferred income taxes	1,092	1,092
Prepaid expenses and deposits	2,683	2,680
	77,064	77,769
Property and equipment-net	188,563	192,178
Land held for development	37,559	37,542
Intangible assets, net	817	846
Goodwill	5,009	5,009
Other assets	625	619
	$309,637	$313,963
Liabilities and Stockholders' Equity
Current liabilities
Acquisition line of credit	$20,000	$15,500
Bridge loan	5,500	-
Accounts payable and accrued expenses	16,164	18,696
Accrued salaries, wages and related taxes and benefits	1,205	919
Unearned revenue	17,848	13,233
EB-5 investor funds in escrow	52,004	52,004
Current portion of deferred gain on sale/leaseback	333	333
Current portion of long-term debt and capitalized lease obligation	2,611	2,456
	115,665	103,141
Long-term debt	118,114	118,343
Capitalized lease obligation	3,793	4,419
Deferred gain on sale/leaseback	3,012	3,178
Deferred income taxes	12,672	12,672
Other liabilities	558	576
Commitments and contingencies
Stockholders' Equity
Common stock, $.01 par value, 20,000,000 shares authorized, 13,982,400 shares issued	140	140
Additional paid-in capital	82,803	82,728
Accumulated Deficit	(27,120)	(11,234)
	55,823	71,634
	$309,637	$313,963